Exhibit 99.5

INSTRUCTION TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
OF
THE DAYTON POWER AND LIGHT COMPANY

First Mortgage Bonds, 1.875% Series due 2016
(144A CUSIP: 240019 BR9; Reg S CUSIP: U23926 AA3)

(the “Old Bonds”)

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Prospectus dated                  , 2014 (the “Prospectus”) of The Dayton Power and Light Company, an Ohio corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company's offer (the “Exchange Offer”). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus or the Letter of Transmittal.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Bonds held by you for the account of the undersigned.

The aggregate face amount of the Old Bonds held by you for the account of the undersigned is (fill in amount):

$___________ of the First Mortgage Bonds, 1.875% Series due 2016

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Old Bonds held by you for the account of the undersigned (insert principal amount of Old Bonds to be tendered, if any):

$___________ of the First Mortgage Bonds, 1.875% Series due 2016

☐ NOT to TENDER any Old Bonds held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the holder is not an “affiliate” of the Company, (ii) any New Bonds to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such New Bonds. If the undersigned is a broker-dealer that will receive New Bonds for its own account in exchange for Old Bonds, it represents that such Old Bonds were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Bonds. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Bonds, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

SIGN HERE

Name of beneficial owner(s): ___________________________________________________________
Signature(s): ________________________________________________________
Name(s) (please print): _____________________________________________________________
Address: ___________________________________________________________
___________________________________________________________________
Telephone Number: ___________________________________________________________
Taxpayer Identification or Social Security Number: ______________________________________________
___________________________________________________________________
Date: ______________________________________________________________

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